EXHIBIT 21.1

PRINCIPAL CONSOLIDATED SUBSIDIARIES AS OF DECEMBER 31, 2006

Argentina	Indonesia
Hercules Argentina S.A.	P.T. Hercules Chemicals Indonesia
Austria	Italy
Hercules Austria GmbH	Hercules Italia S.p.A.
Bahamas	Japan
Hercules International Trade Corporation Limited	Hercules Japan Ltd.
Belgium	Korea
Hercules Beringen B.V.B.A.	Hercules Korea Chemical Co. Ltd.
Hercules Doel B.V.B.A.	India
Hercules Europe B.V.B.A.	Hercules Industrial Chemicals Private Limited
Hercules Holding B.V./B.V.B.A.	Luxembourg
Bermuda	Hercules Investments S.a.r.l.
Curtis Bay Insurance Co. Ltd.	Mexico
Brazil	Hercules Mexico, S.A. de C.V.
Hercules do Brasil Produtos Quimicos Ltda.	Hercules Services Mexico S.A. de C.V.
British Virgin Islands	The Netherlands
Ever Success Overseas Limited	Aqualon France B.V.
Canada	Hercules B.V.
Hercules Canada Inc.	Hercules Chemical B.V.
Chile	Hercules Holding Specialty Materials B.V.
Hercules Chile Limitada	Hercules International Ltd. LLC
China	Norway
Hercules Asia Pacific (Shanghai) Regional	Hercules Norway AS
Company Ltd.	Peru
Hercules Chemicals (Jiangmen) Company Limited	Hercules Peru S.R.L.
Hercules Chemicals (Nanjing) Company Limited	Poland
Hercules Tianpu Chemicals Company Limited (1)	Hercules Polska Sp. z.o.o.
Hercules Trading (Shanghai) Company Ltd.	Portugal
Shanghai Hercules Chemicals Co., Ltd.	Hercules Portuguesa, Lda.
Czech (Republic)	Russia
Hercules CZ s.r.o.	Hercules Russia L.L.C.
Denmark	Singapore
Hercules Investments ApS	Hercules Chemical Solutions Pte Ltd.
Finland	South Africa
Hercules Finland OY	Hercules Chemicals South Africa (Proprietary) Limited
France	Spain
Aqualon France B.V.	Hercules Quimica S.A.
Hercules SA	Sweden
Germany	Hercules AB
Abieta Chemie GmbH (1)	Switzerland
Hercules Deutschland GmbH	Hercules International GmbH
Hercules GmbH	Taiwan
Hong Kong	Hercules Chemicals (Taiwan) Co., Ltd.
Hercules China Limited

EXHIBIT 21.1

PRINCIPAL CONSOLIDATED SUBSIDIARIES AS OF DECEMBER 31, 2006

United Kingdom
Hercules Holding II Limited
Hercules Limited
United States
Aqualon Company, Delaware
East Bay Realty Services, Inc., Delaware
Hercules Country Club, Inc.
Hercules Euro Holdings, L.L.C., Delaware
Hercules Finance Company, Delaware
Hercules Flavor, Inc., Delaware
Hercules Hydrocarbon Holdings, Inc., Delaware
Hercules Paper Holdings, Inc., Delaware
WSP, Inc., Delaware
U.S. Virgin Islands
Hercules Islands Corporation (U.S.) (1)

(1) These entities are owned in part by Hercules with the remaining interests held by third parties.